EXHIBIT 21.1
SUBSIDIARIES
Centennial Resource Development, Inc
Centennial Resource Production, LLC
Permian Resources Operating, LLC
Permian Resources Management, LLC
Colgate Energy Partners III, LLC
Atlantic Exploration, LLC
Centennial Resource Management, LLC
CL Energy, LLC
Colgate Energy, LLC
Colgate Energy Development, LLC
Colgate Minerals, LLC
Colgate Operating, LLC
Colgate Production, LLC
Colgate Ranch, LLC
Colgate Royalties, LP
CRP HoldCo Corp.
Tusker Midstream, LLC
Tree Shaker Minerals, LLC
Hermosa Ranch, LLC